As filed with the Securities and Exchange Commission on March 31, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERRILL LYNCH & CO., INC.

(Exact Name of Registrant as specified in its charter)

Delaware	13-2740599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD ALSOP, ESQ.

General Counsel

Corporate Law

Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

(212) 449-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

NORMAN D. SLONAKER, ESQ.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Amount to be registered(1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee(1)
Debt Securities
Warrants
Preferred Stock
Depositary Shares
Common Stock (including preferred share purchase rights)(3)

(1)	An unspecified and indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with rule 456(b) and rule 457(r), the registrant is deferring payment of all of the registration fee, except for $2,176,753 that has already been paid with respect to $35,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-122639 filed on February 8, 2005, and were not sold thereunder. Pursuant to rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.
(2)	This Registration Statement also registers, where required, an indeterminate amount of securities that may be reoffered and resold by Merrill Lynch, Pierce, Fenner & Smith Incorporated and other affiliates of the registrant in market-making transactions.
(3)	Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

P R O S P E C T U S

Merrill Lynch & Co., Inc.

Debt Securities, Warrants, Preferred Stock,

Depositary Shares, Common Stock

We may offer from time to time in one or more series, together or separately:

•	debt securities;

•	warrants;

•	preferred stock;

•	depositary shares; and

•	common stock.

We may offer the securities independently or together with other securities and the securities may be attached to, or separate from other securities.

We may issue debt securities that may be senior or subordinated to other indebtedness of ML&Co. We may also issue debt securities that are convertible into or exchangeable for common stock or preferred stock or depositary shares or other securities issued by us or another entity. Any preferred stock or depositary shares issued may also be convertible into common stock or another series of preferred stock or depositary shares or convertible into or exchangeable for other securities issued by us or another entity.

We will provide specific terms of any offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealer or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other affiliate of ours may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale.

The date of this prospectus is March 31, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than information in the documents that is deemed not to be filed):

•	annual report on Form 10-K for the year ended December 30, 2005;

•	current report on Form 8-K filed with the SEC on March 7, 2006.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed (other than information in the documents that is deemed not to be filed):

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Judith A. Witterschein, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038.

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in a prospectus supplement related to an offering prepared by or on behalf of ML&Co. or used or referred to by us. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and any related prospectus supplement are conveyed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates indicated in those documents. You should read all information supplementing this prospectus.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Merrill Lynch & Co., Inc.’s Annual Report on Form 10-K for the year ended December 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Registration fee*	$
Fees and expenses of accountants		$250,000
Fees and expenses of counsel		$1,700,000
NASD filing fee		$75,500
Fees and expenses of Trustees and Warrant Agents		$1,275,000
Printing expenses		$2,000,000
Printing and engraving of securities		$600,000
Rating agency fees		$650,000
Stock exchange listing fees		$600,000
Miscellaneous		$20,000

Total		$7,170,500

* An unutilized filing fee of $2,176,753 previously paid in connection with Registration Statement No. 333-122639 filed on February 8, 2005 is being applied the fee payable pursuant to this Registration Statement. The payment of any additional filing fee is deferred pursuant to Rule 456(b) and 457(r).

Item 15.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Article XIII, Section 2 of the Restated Certificate of Incorporation of ML&Co. provides in effect that, subject to certain limited exceptions, ML&Co. shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

Each of the underwriting and distribution agreements and forms thereof filed as Exhibit 1 provides for the indemnification of ML&Co., its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The directors and officers of ML&Co. are insured under policies of insurance maintained by ML&Co., subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, ML&Co. has entered into contracts with all of its directors providing for indemnification of such persons by ML&Co. to the fullest extent authorized or permitted by law, subject to certain limited exceptions. ML&Co. has established trusts to fund its obligations, up to the amount of trust assets, that may arise under these agreements and also to directors, officers and employees under the provisions of the General Corporation Law of the State of Delaware and ML&Co.’s Restated Certificate of Incorporation.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
1(a)	—	Underwriting Agreement for Debt Securities and Warrants, including forms of Terms Agreement, dated as of March 31, 2006, between Merrill Lynch & Co., Inc. (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”).*

1(b)	—	Distribution Agreement, including form of Terms Agreement, relating to Medium-Term Notes Due Nine Months or More from Date of Issue, dated as of March 31, 2006, between the Company and MLPF&S.*

1(c)	—	Form of Underwriting Agreement for Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants and Depositary Shares.	Exhibit 1(c) to Company’s Registration Statement on Form S-3 (No. 333-59997).

2	—	Transaction Agreement and Plan of Merger, dated February 15, 2006, by and among the Company, BlackRock Inc., New Boise, Inc. and Boise Merger Sub, Inc.	Exhibit 2.1 to Company’s Current Report on Form 8-K dated February 22, 2006.

4(a)(i)	—	Senior Indenture, dated as of April 1, 1983, as amended and restated (the “1983 Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(a)(ii)	—	Form of initial Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(a)(iii)	—	Form of Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iv) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(i)	—	Supplemental Indenture to the 1983 Senior Indenture, dated as of March 15, 1990, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(b)(ii)	—	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, among the Company, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)) and JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company))).	Exhibit 4(b)(ii) to Company’s Registration Statement on Form S-3 (No. 33-61559).

4(b)(iii)	—	Seventh Supplemental Indenture to the 1983 Senior Indenture, dated as of July 1, 1995, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-60413).

4(b)(iv)	—	Eighth Supplemental Indenture to the 1983 Senior Indenture, dated as of May 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(v)	—	Ninth Supplemental Indenture to the 1983 Senior Indenture, dated as of June 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 4 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vi)	—	Tenth Supplemental Indenture to the 1983 Senior Indenture, dated as of July 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 5 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vii)	—	Eleventh Supplemental Indenture to the 1983 Senior Indenture, dated as of January 30, 1998, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(yyyy) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 333-44173).

4(b)(viii)	—	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).*

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(b)(ix)	—	Thirteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of July 31, 2002, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(vii) to Company’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(x)	—	Fourteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 23, 2002, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(viii) to Company’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(xi)	—	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(ix) to Company’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(xii)	—	Sixteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of June 4, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xii) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(b)(xiii)	—	Seventeenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xiii) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(b)(xiv)	—	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xiv) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(c)(i)	—	Form of Subordinated Indenture.	Exhibit 4.7 to Amendment No. 2 to Company’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	—	Form of Subsequent Indenture with respect to Subordinated Debt Securities.	Exhibit 4(c)(ii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(d)	—	Form of Fixed Rate Medium-Term Note, Series B.	Exhibit 4(dd) to Company’s Registration Statement on Form S-3 (No. 333-38792).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(e)	—	Form of Redeemable Fixed Rate Medium-Term Note, Series B.	Exhibit (4)(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(f)	—	Form of Floating Rate Medium-Term Note, Series B.	Exhibit 4(ff) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(g)	—	Form of Modified Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(g) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(h)	—	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(h) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(i)	—	Form of Multi-Currency Medium-Term Note, Series B.	Exhibit 4(fff) to Company’s Registration Statement on Form S-3 (No. 33-52647).

4(j)	—	Form of Warrant Agreement, including form of Warrant Certificate.	Exhibit 4(aa) to Company’s Registration Statement on Form S-3 (No. 33-35456).

4(k)	—	Form of Currency [Put/Call] Warrant Agreement, including form of Global Currency Warrant Certificate.	Exhibit 4 to Company’s Registration Statement on Form S-3 (No. 33-17965).

4(l)	—	Form of Index Warrant Agreement, including form of Global Index Warrant Certificate.	Exhibit 4(lll) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(m)	—	Form of Index Warrant Trust Indenture, including form of Global Index Warrant Certificate.	Exhibit 4(mmm) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(n)	—	Form of Preferred Stock and Common Stock Warrant Agreement, including forms of Preferred Stock and Common Stock Warrant Certificates.	Exhibit 4(eeee) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(o)	—	Form of Deposit Agreement, including form of Depositary Receipt Certificate representing the Depositary Shares.	Exhibit 4(ffff) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(p)	—	Restated Certificate of Incorporation of the Company, effective as of May 3, 2001.	Exhibit 3.1 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(q)	—	Amended By-Laws of the Company, effective as of June 6, 2005.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2005

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(r)	—	Form of Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to a series of the Preferred Stock.	Exhibit 4(ssss) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(s)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Floating Rate Non-Cumulative Preferred Stock, Series 1	Exhibit 3.2 and 4.1 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(t)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 2.	Exhibit 3.3 and 4.2 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(u)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 3.	Exhibit 3.4 and 4.3 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(v)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 4.	Exhibit 3.5 and 4.4 to Company’s Current Report on Form 8-K dated November 14, 2005

4(w)	—	Form of Deposit Agreement, dated as of November 1, 2004, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 1 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated October 26, 2004.

4(x)	—	Form of Deposit Agreement, dated as of March 14, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 2 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated March 11, 2005.

4(y)	—	Form of Deposit Agreement, dated as of November 17, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the 6.375% Non-Cumulative Preferred Stock, Series 3 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated November 14, 2005.

4(z)	—	Form of Deposit Agreement, dated as of November 17, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 4 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated November 14, 2005.

4(aa)	—	Form of certificate representing Preferred Stock, Series 1.	Exhibit 4(d) to Company’s Registration Statement on Form S-3 (File No. 33-55363).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(bb)	—	Form of certificate representing Preferred Stock, Series 2.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated March 11, 2005.

4(cc)	—	Form of certificate representing Preferred Stock, Series 3.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated November 15, 2005.

4(dd)	—	Form of certificate representing Preferred Stock, Series 4.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated November 15, 2005.

4(ee)	—	Form of certificate representing Common Stock.	Exhibit 4(uuuu) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(ff)	—	Form of Amended and Restated Rights Agreement, dated as of December 2, 1997, between the Company and Wells Fargo Bank, N.A. (successor to Mellon Investor Services, L.L.C.), as Rights Agent.*

4(gg)	—	Forms of Merrill Lynch Medium-Term Notes, Series C (identical to the forms of Merrill Lynch Medium-Term Notes included as Exhibits 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i), except that the Merrill Lynch Medium Term Notes, Series C, shall be governed by the 1983 Senior Indenture included as Exhibit 4(a)(i)).

4(hh)	—	Form of Medium-Term Notes, Series C, Accelerated Return Notes (Index-linked).*

4(ii)	—	Form of Medium-Term Notes, Series C, Leveraged Index Return Notes (Index-linked).*

4(jj)	—	Form of Medium-Term Notes, Series C, Market Index Target-Term Securities.*

4(kk)	—	Form of Medium-Term Notes, Series C, Profit Lock-In SUMmation Securities.*

4(ll)	—	Form of Medium-Term Notes, Series C, Currency Basket Notes.*

4(mm)	—	Form of Medium-Term Notes, Series C, Principal Protected Notes.*

4(nn)	—	Form of Medium-Term Notes, Series C, Strategic Return Notes (Index-linked).*

4(oo)	—	Form of Medium-Term Notes, Series C, Long Short Notes (Index-linked).*

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

4(pp)	—	Form of Medium-Term Notes, Series C, Zero Coupon Convertible Securities.*

4(qq)	—	Form of Medium-Term Notes, Series C, Notes Linked to the Performance of the Consumer Price Index.*

4(rr)	—	Form of Medium-Term Notes, Series C, Currency Notes.*

5	—	Opinion of Sidley Austin LLP.*

12	—	Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

23(a)	—	Consent of Sidley Austin LLP (included as part of each of Exhibit 5).*

23(b)	—	Consent of Deloitte & Touche LLP.*

24	—	Power of Attorney of the Company (included on page II-12).*

25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A.*

99(a)	—	Opinion of Deloitte & Touche LLP with respect to ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.	Exhibit 99.1 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

99(b)	—	Opinion of Deloitte & Touche LLP with respect to selected financial data incorporated by reference in the Registration Statement.	Exhibit 99.2 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

*	Filed herewith

Item 17.    Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i), (1)(a)(ii) and 1(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) that, for purposes of determining any liability under the Securities Act, each filing of an annual report of the undersigned registrant pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 31st day of March, 2006.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/S/ E. STANLEY O’NEAL

Name:	E. Stanley O’Neal
Title:	Chairman of the Board, President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Stanley O’Neal, the Chairman of the Board, President and Chief Executive Officer of the Registrant, Ahmass L. Fakahany, the Chief Administrative Officer of the Registrant, Jeffrey N. Edwards, the Chief Financial Officer of the Registrant and Rosemary T. Berkery, the General Counsel of the Registrant, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
/S/ E. STANLEY O’NEAL (E. Stanley O’Neal)	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/S/ JEFFREY N. EDWARDS (Jeffrey N. Edwards)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ LAURENCE A. TOSI (Laurence A. Tosi)	Vice President and Finance Director (Principal Accounting Officer)

/S/ ARMANDO M. CODINA (Armando M. Codina)	Director

/S/ JILL K. CONWAY (Jill K. Conway)	Director

/S/ ALBERTO CRIBIORE (Alberto Cribiore)	Director

/S/ JOHN D. FINNEGAN (John D. Finnegan)	Director

/S/ HEINZ-JOACHIM NEUBÜRGER (Heinz-Joachim Neubürger)	Director

/S/ DAVID K. NEWBIGGING (David K. Newbigging)	Director

/S/ AULANA L. PETERS (Aulana L. Peters)	Director

/S/ JOSEPH W. PRUEHER (Joseph W. Prueher)	Director

/S/ ANN N. REESE (Ann N. Reese)	Director

/S/ CHARLES O. ROSSOTTI (Charles O. Rossotti)	Director

Dated: March 31, 2006

INDEX TO EXHIBITS

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
1(a)	—	Underwriting Agreement for Debt Securities and Warrants, including forms of Terms Agreement, dated as of March 31, 2006, between Merrill Lynch & Co., Inc. (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”).*

1(b)	—	Distribution Agreement, including form of Terms Agreement, relating to Medium-Term Notes Due Nine Months or More from Date of Issue, dated as of March 31, 2006, between the Company and MLPF&S.*

1(c)	—	Form of Underwriting Agreement for Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants and Depositary Shares.	Exhibit 1(c) to Company’s Registration Statement on Form S-3 (No. 333-59997).

2	—	Transaction Agreement and Plan of Merger, dated February 15, 2006, by and among the Company, BlackRock Inc., New Boise, Inc. and Boise Merger Sub, Inc.	Exhibit 2.1 to Company’s Current Report on Form 8-K dated February 22, 2006.

4(a)(i)	—	Senior Indenture, dated as of April 1, 1983, as amended and restated (the “1983 Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(a)(ii)	—	Form of initial Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(a)(iii)	—	Form of Subsequent Indenture with respect to Senior Debt Securities.	Exhibit 4(a)(iv) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(i)	—	Supplemental Indenture to the 1983 Senior Indenture, dated as of March 15, 1990, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit (3) to Company’s Registration Statement on Form 8-A dated July 20, 1992.

4(b)(ii)	—	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, among the Company, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)) and JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company))).	Exhibit 4(b)(ii) to Company’s Registration Statement on Form S-3 (No. 33-61559).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(b)(iii)	—	Seventh Supplemental Indenture to the 1983 Senior Indenture, dated as of July 1, 1995, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-60413).

4(b)(iv)	—	Eighth Supplemental Indenture to the 1983 Senior Indenture, dated as of May 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(v)	—	Ninth Supplemental Indenture to the 1983 Senior Indenture, dated as of June 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 4 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vi)	—	Tenth Supplemental Indenture to the 1983 Senior Indenture, dated as of July 1, 1996, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b) to Post-Effective Amendment No. 5 to Company’s Registration Statement on Form S-3 (No. 33-65135).

4(b)(vii)	—	Eleventh Supplemental Indenture to the 1983 Senior Indenture, dated as of January 30, 1998, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(yyyy) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (No. 333-44173).

4(b)(viii)	—	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).*

4(b)(ix)	—	Thirteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of July 31, 2002, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(vii) to Company’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(x)	—	Fourteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 23, 2002, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(viii) to Company’s Registration Statement on Form S-3 (No. 333-109802).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(b)(xi)	—	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(ix) to Company’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(xii)	—	Sixteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of June 4, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xii) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(b)(xiii)	—	Seventeenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xiii) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(b)(xiv)	—	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company)).	Exhibit 4(b)(xiv) to Company’s Registration Statement on Form S-3 (No. 333-122639)

4(c)(i)	—	Form of Subordinated Indenture.	Exhibit 4.7 to Amendment No. 2 to Company’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	—	Form of Subsequent Indenture with respect to Subordinated Debt Securities.	Exhibit 4(c)(ii) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(d)	—	Form of Fixed Rate Medium-Term Note, Series B.	Exhibit 4(dd) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(e)	—	Form of Redeemable Fixed Rate Medium-Term Note, Series B.	Exhibit (4)(e) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(f)	—	Form of Floating Rate Medium-Term Note, Series B.	Exhibit 4(ff) to Company’s Registration Statement on Form S-3 (No. 333-38792).

4(g)	—	Form of Modified Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(g) to Company’s Registration Statement on Form S-3 (No. 333-83374).

4(h)	—	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B.	Exhibit 4(h) to Company’s Registration Statement on Form S-3 (No. 333-83374).

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(i)	—	Form of Multi-Currency Medium-Term Note, Series B.	Exhibit 4(fff) to Company’s Registration Statement on Form S-3 (No. 33-52647).

4(j)	—	Form of Warrant Agreement, including form of Warrant Certificate.	Exhibit 4(aa) to Company’s Registration Statement on Form S-3 (No. 33-35456).

4(k)	—	Form of Currency [Put/Call] Warrant Agreement, including form of Global Currency Warrant Certificate.	Exhibit 4 to Company’s Registration Statement on Form S-3 (No. 33-17965).

4(l)	—	Form of Index Warrant Agreement, including form of Global Index Warrant Certificate.	Exhibit 4(lll) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(m)	—	Form of Index Warrant Trust Indenture, including form of Global Index Warrant Certificate.	Exhibit 4(mmm) to Company’s Registration Statement on Form S-3 (No. 33-54218).

4(n)	—	Form of Preferred Stock and Common Stock Warrant Agreement, including forms of Preferred Stock and Common Stock Warrant Certificates.	Exhibit 4(eeee) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(o)	—	Form of Deposit Agreement, including form of Depositary Receipt Certificate representing the Depositary Shares.	Exhibit 4(ffff) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(p)	—	Restated Certificate of Incorporation of the Company, effective as of May 3, 2001.	Exhibit 3.1 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(q)	—	Amended By-Laws of the Company, effective as of June 6, 2005.	Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2005

4(r)	—	Form of Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to a series of the Preferred Stock.	Exhibit 4(ssss) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(s)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Floating Rate Non-Cumulative Preferred Stock, Series 1	Exhibit 3.2 and 4.1 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(t)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 2.	Exhibit 3.3 and 4.2 to Company’s Current Report on Form 8-K dated November 14, 2005.

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(u)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 3.	Exhibit 3.4 and 4.3 to Company’s Current Report on Form 8-K dated November 14, 2005.

4(v)	—	Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company’s Preferred Stock, Series 4.	Exhibit 3.5 and 4.4 to Company’s Current Report on Form 8-K dated November 14, 2005

4(w)	—	Form of Deposit Agreement, dated as of November 1, 2004, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 1 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated October 26, 2004.

4(x)	—	Form of Deposit Agreement, dated as of March 14, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 2 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated March 11, 2005.

4(y)	—	Form of Deposit Agreement, dated as of November 17, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the 6.375% Non-Cumulative Preferred Stock, Series 3 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated November 14, 2005.

4(z)	—	Form of Deposit Agreement, dated as of November 17, 2005, between the Company, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the Floating Rate Non-Cumulative Preferred Stock, Series 4 depositary shares of the Company.	Exhibit 2 to Company’s Registration Statement on Form 8-A dated November 14, 2005.

4(aa)	—	Form of certificate representing Preferred Stock, Series 1.	Exhibit 4(d) to Company’s Registration Statement on Form S-3 (File No. 33-55363).

4(bb)	—	Form of certificate representing Preferred Stock, Series 2.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated March 11, 2005.

4(cc)	—	Form of certificate representing Preferred Stock, Series 3.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated November 15, 2005.

4(dd)	—	Form of certificate representing Preferred Stock, Series 4.	Exhibit 3 to Company’s Registration Statement on Form 8-A dated November 15, 2005.

17

Exhibit Number		Description	Incorporation by Reference to Filings Indicated
4(ee)	—	Form of certificate representing Common Stock.	Exhibit 4(uuuu) to Amendment No. 1 to Company’s Registration Statement on Form S-3 (File No. 333-44173).

4(ff)	—	Form of Amended and Restated Rights Agreement, dated as of December 2, 1997, between the Company and Wells Fargo Bank, N.A. (successor to Mellon Investor Services, L.L.C.), as Rights Agent.*

4(gg)	—	Forms of Merrill Lynch Medium-Term Notes, Series C (identical to the forms of Merrill Lynch Medium-Term Notes included as Exhibits 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i), except that the Merrill Lynch Medium Term Notes, Series C, shall be governed by the 1983 Senior Indenture included as Exhibit 4(a)(i)).

4(hh)	—	Form of Medium-Term Notes, Series C, Accelerated Return Notes (Index-linked).*

4(ii)	—	Form of Medium-Term Notes, Series C, Leveraged Index Return Notes (Index-linked).*

4(jj)	—	Form of Medium-Term Notes, Series C, Market Index Target-Term Securities.*

4(kk)	—	Form of Medium-Term Notes, Series C, Profit Lock-In SUMmation Securities.*

4(ll)	—	Form of Medium-Term Notes, Series C, Currency Basket Notes.*

4(mm)	—	Form of Medium-Term Notes, Series C, Principal Protected Notes.*

4(nn)	—	Form of Medium-Term Notes, Series C, Strategic Return Notes (Index-linked).*

4(oo)	—	Form of Medium-Term Notes, Series C, Long Short Notes (Index-linked).*

4(pp)	—	Form of Medium-Term Notes, Series C, Zero Coupon Convertible Securities.*

4(qq)	—	Form of Medium-Term Notes, Series C, Notes Linked to the Performance of the Consumer Price Index.*

4(rr)	—	Form of Medium-Term Notes, Series C, Currency Notes.*

5	—	Opinion of Sidley Austin LLP.*

12	—	Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

23(a)	—	Consent of Sidley Austin LLP (included as part of each of Exhibit 5).*

23(b)	—	Consent of Deloitte & Touche LLP.*

Exhibit Number		Description	Incorporation by Reference to Filings Indicated

24	—	Power of Attorney of the Company (included on page II-12).*

25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A.*

99(a)	—	Opinion of Deloitte & Touche LLP with respect to ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.	Exhibit 99.1 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

99(b)	—	Opinion of Deloitte & Touche LLP with respect to selected financial data incorporated by reference in the Registration Statement.	Exhibit 99.2 to Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

*	Filed herewith